EXHIBIT 10(p)(ii)
Citicorp USA, Inc.,
 As agent
1615 Brett Rd.
New Castle, Delaware 19720
Re: Becton, Dickenson and Company
1,000,000,000.00 USD Revolving credit
Ladies and Gentlemen,
          As of November 14, 2007 Becton, Dickenson and Company has extended the 1 Billion dollar revolving credit line to December 1, 2012. All lenders in the group have agreed to the extension by signing and returning the required notice.
Thank you,
Mark Rosenthal
Securities Analyst
Citicorp USA
1615 Brett Rd
New Castle, Delaware 19720